EXHIBIT 10.12
REVOLVING LINE OF CREDIT
PROMISSORY NOTE

$500,000.00 February 15, 2012

FOR VALUE RECEIVED, the undersigned, FCID MEDICAL, INC. (the "Borrower"), promises to pay to the order of CCR OF MELBOURNE, INC. (the "Lender"), having a mailing address of 709 S. Harbor City Boulevard, Suite 250, Melbourne, Florida 32901, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), or such sum as is then outstanding, together with interest from the date hereof at the applicable interest herein after set forth. Said principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of payment, said principal and interest to be paid over a term, at the times, and in the manner following, to-wit:

Interest Rate.

Interest shall accrue on the unpaid principal amount hereof from time to time outstanding at the fixed rate of eight and one-half percent (8.50%) per annum.

Interest shall be calculated on the basis of a three hundred sixty (360) day year and charged for the actual number of days elapsed in an interest period.  In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess returned to it for its worth.

Interest Payments.

Monthly interest payments (each a “Monthly Interest Payment”) shall be due on the first business day of each calendar month for the immediately preceding calendar month.  The first Monthly Interest Payment shall be due and payable on March 1, 2012, with subsequent monthly interest payments being due on the first day of each consecutive month thereafter.

Maturity Date.

On October 1, 2013 (herein referred to as the "Maturity Date"), all outstanding principal, accrued and unpaid interest, and any and all other sums due hereunder shall be paid by Borrower to Lender.

It is expressly understood and agreed that this Note constitutes a line of credit equal to the face amount hereof, which is available to the Borrower.  It is anticipated that the sums borrowed under this Note may from time to time be repaid, in part or in full, and thereafter re-borrowed.  In such case, this Note shall remain an enforceable obligation to the extent that additional funds are available hereunder, notwithstanding the earlier repayment hereof.

Each payment when made shall be applied first to the payment of interest, second to the payment of sums due hereunder other than interest or principal (i.e., late payment and similar charges), and then to the payment of principal.

The Lender may, at its option, collect a late charge not to exceed five percent (5.0%) of any payment not timely paid, to reimburse Lender for expenses of servicing the delinquent payment.

The Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest greater than the highest legal rate of interest which may be charged under the laws of the State of Florida.  If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of said provision shall be due, shall involve transcending the limit of validity prescribed by the statutes of the State of Florida governing usury or any other law of the State of Florida, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall exaction be possible under this Note in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.  If, under any circumstances whatsoever, interest in excess of the limit of such validity will have been paid by the Borrower in connection with the indebtedness evidenced by this Note, such excess shall be applied to the unpaid and outstanding principal due under this Note, and not to the payment of interest.  The provisions of this paragraph shall control every other provision of all other agreements executed by Borrower or Lender in connection with this transaction.

It is agreed that any sums which shall not be paid when due, whether maturing by lapse of time or by reason of acceleration, whether principal, interest or money owing for advancements by the Lender pursuant to the terms of the Mortgage securing this Note, shall bear interest at the highest rate allowed by law or at eighteen percent (18%) per annum, whichever is less, until paid.

Borrower understands and agrees that Borrower shall be liable for any and all documentary stamp taxes due in connection with the execution and delivery of this Note.  Borrower agrees to pay same (including penalties, if any) immediately upon demand and agrees to indemnify Lender from, and hold Lender harmless against, any losses, costs, damages or expenses incurred by Lender in connection with same.

If an Event of Default, as understood and defined in the “Loan Agreement,” be made in the payment of any of the sums or interest mentioned herein, or if an Event of Default be made in the performance of or compliance with any of the covenants and conditions contained herein, then in any or all of such events, at the option of the Lender and subject to the applicable notice and cure periods contained in the “Events of Default” section in the Loan Agreement, the entire amount of principal of this Note, together with all interest then accrued, shall become and be immediately due and payable.  Failure on the part of the Lender to exercise any right granted herein shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

In the event this Note is placed in the hands of any attorney for collection, Borrower will pay, on demand, all reasonable costs and expenses arising therefrom, including, without limitation, reasonable attorneys' fees, together with all reasonable attorneys' fees, costs and expenses incurred by the Lender at or before the trial level and in any appellate or bankruptcy proceedings.

The maker, endorsers and guarantors hereof, if any, and all others who may be or become liable for all or any part of the obligation represented by this Note, severally waive presentment for payment, protest, and notice of protest and non-payment, and consent to any number of renewals or extensions of time of payment hereof.  Any such renewals or extensions of time may be made without notice to any of said parties and without affecting their liability.  In addition, Lender may release any person or entity liable for the repayment of the indebtedness represented hereby without releasing any other person or entity obligated on or for the repayment of the indebtedness evidenced by this Note.

If and whenever this Note shall be assigned and transferred, or negotiated, the holder hereof shall be deemed the "Lender" for all purposes under this Note.

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.  It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Florida, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.  Time is of the essence in interpreting the terms and provisions of this Note .

The rights, remedies and powers of Lender, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender.

Borrower hereby consents and agrees that, in any actions predicated upon this Note, venue is properly laid in Brevard County, Florida, and that the Circuit Court in and for Brevard County, Florida, shall have full jurisdiction to determine all issues arising out of or in connection with the execution and enforcement of this Note.  Borrower waives to the fullest extent for itself, its successors and assigns and all persons now or at any time liable for payment of this Note, to the fullest extent permitted under the laws of the State of Florida, any right, power, privilege or prerogative to demand a jury trial with respect to any and all issues arising out of or in connection with the execution, delivery and/or enforcement of this Note, (including but not limited to any claims, cross-claims or third party claims).

The term "Borrower" as used herein in every instance shall include the Borrower's successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies.  If comprised of two or more persons or entities, all references to the "Borrower" shall be deemed to refer to each one of said persons or entities in their joint and several capacities.  The term "Lender" as used herein in every instance shall include the Lender's successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note, either voluntarily by act of the parties or involuntarily by operation of law.

FCID MEDICAL, INC.

By:	/s/Christian C. Romandetti
By: Print Name: Christian C. Romandetti
Title: President

Borrower’s Address:

709 S. Harbor City Blvd., Suite 250
Melbourne, FL 32901

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